CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Ladenburg Thalmann Alternative Strategies Fund and to the use of our report dated September 7, 2012 on the financial statements and financial highlights of Ladenburg Thalmann Alternative Strategies Fund.  Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

December 28, 2012